Exhibit 99.1

NEWS RELEASE

For Immediate Release

ViewCast Contact:	Investor Contact:
Laurie Latham	Dan Matsui
Chief Financial Officer	Allen & Caron
(972) 488-7200	(949) 474-4300
ViewCast Announces Pending Retirement of
Chief Executive Officer George Platt
David Stoner Appointed to Board of Directors, Will Succeed Platt as CEO
PLANO, Texas — May 27, 2008 — ViewCast Corporation (OTCBB: VCST), a leading global provider of streaming media hardware and software, announced that Chairman and Chief Executive Officer George C. Platt will retire as the Company’s chief executive officer effective at the close of business on July 31, 2008, and will be succeeded by President and Chief Operating Officer David T. Stoner.
Additionally, Stoner has been appointed to ViewCast’s board of directors, effective immediately, which increases to five the number of board members, including Platt who will remain chairman.
Platt said: “This is a good time for the pending transition, as prospects for ViewCast’s continued success are excellent. In addition, this change in leadership is well deserved, because Dave has done an exceptional job as president and chief operating officer. Therefore, in his capable hands, I am confident that the Company will succeed with its plan for 2008 and beyond.”
Stoner remarked: “For many years, George has been the guiding force behind ViewCast. The management team and employees appreciate his leadership, wisdom and commitment, and, through his role as chairman, he will continue to help guide ViewCast in the future.”
Stoner has more than 20 years of experience managing the development and marketing of video-related hardware and software. He joined ViewCast as vice president of operations in August 1996 and became president and chief operating officer in October 2005. Prior to ViewCast from 1994 to 1996, he was vice president of engineering for Connectware, Inc., a wholly owned subsidiary of AMP Inc. From 1986 to 1994, Stoner was employed by Visual Information Technologies, Inc. (“VITec”), a manufacturer of video, imaging, and graphics products, which was purchased by Connectware, Inc. At VITec, he managed the development of hardware and software products, and served in various positions including Vice President of Engineering. From 1979 to 1986 Stoner served in various engineering positions at Texas Instruments, Inc. He received his Bachelor of Science degree in electrical engineering from the University of Kansas.

About ViewCast Corporation
ViewCast designs, manufactures and markets high-quality encoding products that enable users to capture, encode and brand audio/video content for live (streaming) and video-on-demand (VOD) delivery over IP and mobile networks. User-friendly encoder appliances include the Niagara® Pro and portable Niagara GoStream® families—all powered by their renowned Osprey® video capture technology. ViewCast’s software, including Niagara SCX®, Niagara SCX SDK and Osprey SimulStream®, enhances Osprey and Niagara hardware to configure multiple, simultaneous multi-format, multi-bitrate, multi-resolution video streams. This array of tools empowers broadcasters, businesses, telcos and government to expand their audience via Internet and mobile video. www.viewcast.com
ViewCast, Osprey, Niagara, Niagara SCX, GoStream, SimulStream, and EZStream are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries. All other trademarks appearing herein are the property of their respective owners.
Safe Harbor Statement
Certain statements in this release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and reflect the Company’s current outlook. Such statements apply to future events and are therefore subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, changes in market and business conditions and demand for the Company’s products and services. All written and verbal forward-looking statements attributable to ViewCast and any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. ViewCast does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements, please refer to the company’s reports on Form 10-KSB and 10-QSB on file with the U.S. Securities and Exchange Commission.
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